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                                                                    Exhibit 23.2

                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (expected to be filed by PLATINUM technology, inc. on November 18, 1998) of our report dated January 19, 1998 for Mastering, Inc. included in PLATINUM technology, inc.'s Current Report on Form 8-K dated August 4, 1998 and to all references to our Firm included in this registration statement.



                                                         /S/ Arthur Andersen LLP
Denver, Colorado,
November 17, 1998